Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF UTAH, CENTRAL DIVISION

In re NPS PHARMACEUTICALS, INC.	)	Master File No. 2:07-cv-00611-DAK
DERIVATIVE LITIGATION	)
	)	NOTICE OF PROPOSED SETTLEMENT OF
	)	DERIVATIVE LITIGATION, HEARING
This Document Relates To:	)	THEREON, AND RIGHT TO APPEAR
)
ALL ACTIONS.	)
)

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE
ACTIONS, HEARING THEREON, AND RIGHT TO APPEAR

TO:         ALL CURRENT HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF THE NPS PHARMACEUTICALS, INC. (“NPS” OR THE “COMPANY”) AS OF MARCH 13, 2009 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION.  IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, SHAREHOLDERS OF NPS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THIS ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO COMMON FUND ON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTIONS.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF NPS COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE TAKE NOTICE that, pursuant to an Order of the Court dated March 25, 2009, a Final Settlement Hearing will be held on May 13, 2009, at 3 p.m., before the Honorable Dale A. Kimball, United States District Judge for the District of Utah (the “Court”), Frank E. Moss U.S. Courthouse, 350 South Main Street, Salt Lake City, UT 84101, regarding a proposed Settlement (the “Settlement”), as set forth in a Stipulation of Settlement dated March 13, 2009 (the “Stipulation”), to resolve claims asserted in the above-captioned shareholder derivative action (the “Federal Action”) and a related state court action captioned Deane v. Tombros, et al., Third Judicial District, Salt Lake County, Utah, Case no. 060913838 MI (the “State Action”, and collectively with the Federal Action, the “Actions”).

The purpose of the Final Settlement Hearing is to determine (i) whether the dismissal of the Actions pursuant to the proposed Settlement should be approved by the Court, (ii) whether a final judgment should be entered in the Actions, (iii) whether the agreed-to attorneys’ fees and expenses described below should be awarded, and (iv) such other matters as may be necessary or proper in the circumstances

The Court reserves the right to adjourn the Final Settlement Hearing or any adjournment thereof, including the consideration of the award of agreed-to attorneys’ fees and expenses to Plaintiffs’ Counsel, without further notice of any kind other than oral announcement at the Final Settlement Hearing or any adjournment thereof.   Further, the Court reserves the right to approve the Settlement at or after the Final Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to Current NPS Stockholders.

I.              FACTUAL BACKGROUND OF THE ACTIONS

After research and investigation, the State Action was commenced on August 22, 2006 when Plaintiff Randall Deane, by and through his counsel Johnson Bottini, LLP, filed a derivative complaint.   After nearly eleven months of litigation, the State Action was dismissed by Order of the Third Judicial District Court on July 9, 2007, however Plaintiff Deane was granted permission to seek books and records related to his allegations set forth in the State Action and subsequently amend his complaint.  The Third Judicial District Court further continued the time by which Plaintiff Deane was required to file his amended complaint to accommodate the Settling Parties’ settlement efforts.

The first complaint in the Federal Action was filed on August 17, 2007 by Plaintiff Henry Alvarez, by and through his counsel Barroway Topaz Kessler Meltzer & Check, LLP, captioned Alvarez v. Jackson, et al., Case No. 07-CV-611, in the United States District Court in Utah, Central Division (the “Court”).  Subsequent complaints were then filed in this Court, which were eventually consolidated by order of the Court dated May 9, 2008 and a schedule for the filing of a consolidated complaint and the filing of motions to dismiss and responses thereto was set forth therein.

Generally, Plaintiffs in the Actions alleged that the Individual Defendants caused the Company to issue a series of false and misleading statements regarding the Company’s key drug, PREOS, between August 7, 2001 through and including October 12, 2007 (the “Relevant Period”).   Plaintiffs further alleged that, as a result of such conduct, the Individual Defendants’ breached their fiduciary duties to NPS and its stockholders.

On June 3, 2008, the Settling Parties, along with the parties in a related securities class action also pending in this Court, held a mediation session before the Hon. (Ret.) Daniel

Weinstein (“Judge Weinstein”) concerning a possible settlement of the Actions.   The Settling Parties did not reach an agreement at the June 3rd mediation, however they continued their arm’s-length settlement discussions throughout the summer of 2008 with the assistance and oversight of Judge Weinstein.

Despite the fact that they were engaged in active settlement discussions with Defendants, on June 30, 2008 the Plaintiffs in the Federal Action filed a consolidated complaint in accordance with the Court’s order dated May 9, 2008.  On August 14, 2008, also in accordance with the Court’s Order dated May 9, 2008, Defendants filed multiple motions to dismiss or stay the Federal Action.

The Settling Parties, with the assistance and oversight of Judge Weinstein, continued their settlement discussions throughout the fall of 2008 and, in order to facilitate such discussions, on September 30, 2008 the parties in the Federal Action filed a stipulation to continue plaintiffs’ obligation to respond to the pending motions to dismiss until November 1, 2008.  On November 24, 2008, the Settling Parties reached an agreement in principle to settle the Actions and executed a Memorandum of Understanding.

II.            THE TERMS OF THE SETTLEMENT

Within 90 days of the issuance of a final order approving the Settlement of the Federal Action, the Company’s Board of Directors (the “Board”) will adopt resolutions and amend appropriate committee charters, as needed, to ensure adherence to the following Corporate Governance Policies and all such reforms shall remain in effect for a minimum of three (3) years from the Effective Date of this Settlement.

A.            Insider Trading Controls

1.             NPS has a comprehensive insider trading policy, set forth in the Company’s Statement of Policy on Securities Trading and Communications With Outsiders, as amended on April 7, 2008 (“Trading Compliance Program”).  The Trading Compliance Program shall be posted on the Company’s website.

2.             NPS has designated all of its employees and outside directors as Restricted Persons under the Trading Compliance Program, requiring pre-clearance of all trades in NPS stock by the General Counsel, except as otherwise required within the Trading Compliance Program.

3.             The General Counsel of NPS will have responsibility for implementing and enforcing the Trading Compliance Program.  The outside directors (non-management) will oversee the Trading Compliance Program by receiving, at least once yearly, a report from the General Counsel outside the presence of any other members of management with respect to the Trading Compliance Program.  The outside directors shall also have direct access to the General Counsel to obtain any information regarding compliance with the Trading Compliance Program.

4.             As set forth in the Company’s Trading Compliance Program and herein:

a.             during the pendency of any Company-funded open market stock buy-back program, no Restricted Person shall be permitted to sell stock.

b.             NPS shall require the public disclosure of all sales or purchases of the Company’s stock by any corporate executive officers or directors within 2 business days following such purchase or sale, in compliance with federal securities laws.

c.             The Company will take reasonable steps to ensure that all directors and officers file the Forms 3, 4, 5 and 144 required to be filed with the SEC by directors and officers of the Company who trade in Company stock.

d.             Failure to materially comply with the Company’s Trading Compliance Program shall result in appropriate sanctions, which may include disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action.

e.             No corporate officer, director or employee shall directly or indirectly “short” the Company’s stock, or buy or sell puts or calls in respect of any security of the Company (i.e., transactions in options based on the Company’s stock).

B.            Director Independence

1.             Every director on the Board other than the Company’s CEO and CFO shall be an “independent director,” as defined below.  To be deemed “independent” in any calendar year, a director would have to satisfy the following qualifications:

a.             has not been employed as an elected officer of the Company or its subsidiaries or affiliates (defined for purposes of this settlement term sheet as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) within the last five calendar years;

b.             has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as, (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier of the Company;

c.             has no personal services contract(s) with the Company, or any member of the Company’s senior management;

d.             is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

e.             has no interest in any investment that overlaps with an investment that NPS has (equity, debt or hybrid); during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

f.              is not employed by a public company at which an executive officer of the Company serves as a director;

g.             has not had any of the relationships described in subsections (a)-(f) above, with any affiliate of the Company;

h.             is not a member of the immediate family (spouse, parent, or sibling) of any person described in subsections (a)-(g) above; and

i.              a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board or Committee Chairman), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $40,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the lesser of $1 million, or five percent (5%) of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

C.            Meetings in Executive Session

The outside directors on the Board shall meet in executive session at least four (4) times annually.  The independent directors on the Board, to the extent different from the outside directors, shall meet in executive session at least four (4) times annually.

D.            Chairman of the Board

The Chairman of the Board shall be an independent director.

E.             Creation of a Corporate Compliance Program

1.             On August 11, 2008, the Company adopted a Corporate Compliance Program, which is administered by the Corporate Compliance Committee (“CCC”).  The NPS Corporate Compliance Program is designed to ensure that NPS conducts business in adherence with all applicable laws and regulations, and in a manner that is consistent with its Code of Conduct and Ethics.

2.             The CCC is comprised of the Compliance Officer, who reports to the General Counsel, and representatives from the key functional areas of the Company. The CCC will meet quarterly and provide updates and reports concerning the CCC as needed, but at least annually, to the CEO and to the Audit Committee of the Board of Directors.  The charter for the CCC shall be posted on the Company’s website.

3.             The CCC’s responsibilities are to:

a.             Assess, on an ongoing basis, the current state of the Company’s compliance risk, including whether:

i.              policies, standards or controls have been established in areas of potential compliance risk;

ii.             the policies, standards or controls that have been established are implemented;

iii.            an audit mechanism for determining adherence to these policies, standards or controls is in place; and

iv.            for instances of alleged non-compliance, whether appropriate corrective action has been taken.

b.             Develop an annual compliance work plan which will:

i.              ensure that the policies, standards or controls that have been established are updated as necessary to reflect regulatory, legal or organizational changes; and

ii.             include a review of the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to employees, officers and directors and make recommendations to the Compliance Officer as appropriate.

F.             Creation of the Disclosure & Controls Committee

1.             NPS has established a Disclosure & Controls Committee (“D&C Committee”) to

a.             Establish controls and other procedures that are designed and effective in ensuring that information required to be disclosed by the Company in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other information that the Company may disclose to the public is recorded, processed, summarized and reported accurately and within the time periods specified in the SEC’s rules and forms;

b.             Evaluate the materiality of information and events relating to or affecting the Company and determine the timing and appropriate method of disclosure of information deemed material; and

c.             Undertake any other duties or responsibilities as the CEO or CFO may from time to time prescribe.

2.             The D&C Committee members will consist of those persons holding the following offices within the Company:

a.             General Counsel (Chairperson)

b.             Controller

c.             Director of Investor Relations

d.             Chief Medical Officer

3.             The responsibilities of the D&C Committee shall be to:

a.             Design, implement and monitor the Company’s disclosure controls and procedures;

b.             Evaluate the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end;

c.             Report to and advise the CEO and CFO with respect to the certifications they must provide for the Company’s quarterly and annual reports;

d.             Oversee the preparation and disclosure of the Company’s Exchange Act filings (including Form 10Q, Form 10K, Form 8K, and proxy statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions or other information material to the Company’s security holders, correspondence to stockholders, and presentations to analysts and investors; and

e.             Review each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects.

4.             It is anticipated that the D&C Committee will hold regular meetings prior to each annual and quarterly Exchange Act filing and ad-hoc meetings from time to time as directed by the chairperson of the D&C Committee.  Representatives of the Company’s independent auditors, and other personnel of the Company or representatives of its outside advisors may be invited to attend meetings of the D&C Committee, as deemed necessary or appropriate by the D&C Committee in performing its duties and responsibilities.  The D&C Committee Chairperson will report any concerns regarding disclosure issues to the Audit Committee of the Board.  The charter for the D&C Committee shall be posted on the Company’s website.

G.            Forfeiture of Bonuses and Profits for Restatements

1.             If the Company is required under generally accepted accounting principles to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board shall determine whether the restatement was caused by fraudulent conduct by the current CEO or CFO of the Company.

2.             If a majority of independent directors on the Board determines that fraudulent conduct by the current CEO or CFO caused such restatement, it shall take the steps necessary to secure reimbursement from the responsible CEO or CFO of:

a.             any bonus or other incentive-based or equity-based compensation received by the responsible officer from NPS during the 12-month period following the first public issuance or filing with the Commission (whichever first occurs) of the financial document restated; and

b.             any net profits realized by the CEO or CFO from the sale of NPS securities during that 12-month period.

3.             Any monies recovered under this provision may be held in constructive trust for the benefit of the Company, if the Board, in its discretion, determines that it is appropriate to do so.  This provision does not purport to limit Section 304 of the Sarbanes-Oxley Act in any way, but any monies recovered under this provision shall be deemed by the Company to have been recovered under Section 304 of the Sarbanes-Oxley Act.  Nothing in this provision shall be construed to require the Company or the Board to take any action prohibited by binding precedent. Unless otherwise required by law, this provision shall apply to financial statements through NPS’s Form 10-K for the period ending December 31, 2011.

H.            Shareholder Nominated Proposals

1.             To the extent a shareholder complies both with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, and the bylaws of NPS to submit a proposal to the Company for inclusion in the Company’s proxy statement, then

a.         a majority of independent directors shall review the proposal to determine whether it is in the best interests of the corporation and its stockholders; and

b.         a majority of independent directors shall recommend for or against such proposal (or take no position) and provide the reason for such recommendation (if any) in the proxy statement.

III.           RELEASES

Upon the entry of the Judgment, Plaintiffs (acting on their own behalf individually and derivatively on behalf of NPS), Current NPS Stockholders, and Plaintiffs’ Counsel shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever compromised, settled, released, discharged and dismissed all Released Claims and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Parties and shall be forever enjoined from prosecuting these claims.

Upon entry of the Judgment, each of the Individual Defendants shall also have fully, finally, and forever compromised, settled, released, discharged and dismissed any claims against NPS arising from the facts and circumstances in these Actions, with the exception of any claims the Individual Defendants may have for indemnification and payment of defense costs including attorneys’ fees in connection with the Actions or other litigation arising from the facts and circumstances in these Actions.

Upon entry of the Judgment, Plaintiffs, Current NPS Stockholders and Plaintiffs’ Counsel shall also have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever compromised, settled, released, discharged and dismissed all claims against Defendants’ directors and officers’ insurance carriers (the “Insurers”) in connection with this settlement and Stipulation.

Upon the entry of the Judgment, NPS and each of the Individual Defendants and Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever compromised, settled, released and discharged Plaintiffs and Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

IV.           REASONS FOR THE SETTLEMENT

Plaintiffs’ Counsel conducted an extensive investigation before and during the development and prosecution of the Actions.  This investigation has included, inter alia: (1) inspecting, reviewing and analyzing the Company’s financial filings before and during the Relevant Period; (2) researching the applicable law with respect to the claims asserted in the complaints filed in the Actions and the potential defenses thereto; (3) researching corporate governance issues; (4) reviewing in excess of 150,000 pages of documents produced by the Company; (5) participating in formal mediation with Defendants overseen by Judge Weinstein; and (6) meeting telephonically with counsel for the Company and the Individual Defendants on numerous occasions.

Plaintiffs believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted.  However, Plaintiffs’ Counsel recognize and acknowledge that the continued proceedings necessary to prosecute the Actions against Defendants through trial and appeals would be lengthy and expensive.  Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex derivative litigation such as the Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ Counsel also are mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the Actions. Plaintiffs believe that the corporate governance measures detailed in this Stipulation have benefited, and will continue to benefit NPS and Current NPS Stockholders.  Based on these considerations, among others,

Plaintiffs’ Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon Plaintiffs, NPS and Current NPS Stockholders.

All the Individual Defendants and NPS have denied and continue to deny each and all of the claims and allegations in the Actions, including but not limited to allegations that any Individual Defendant committed or attempted to commit any violation of law or breach of fiduciary duty, including breach of any duty to NPS or Current NPS Stockholders (as defined in the Stipulation), or other wrongdoing.  Defendants have also denied and continue to deny the allegations that Plaintiffs, NPS or Current NPS Stockholders have suffered damage or were harmed by the conduct alleged in the Actions.  Defendants have further asserted that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of NPS and Current NPS Stockholders.

Nonetheless, NPS and the Individual Defendants recognize that further litigation would involve uncertainty and risk, and would be protracted and expensive.  Accordingly, NPS and the Individual Defendants have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  NPS and the Individual Defendants believe that settling and resolving the Actions in the manner and upon the terms and conditions set forth in this Stipulation will be in the best interests of NPS and its shareholders.  Defendants are entering into this Stipulation solely because the proposed settlement would eliminate the burden and expense of further litigation and without admitting any wrongdoing or liability whatsoever.

Defendants acknowledge that the filing, prosecution, and settlement of the Actions was a substantial factor in NPS’s decision to revise, affirm and/or implement the Corporate Governance Policies described herein.  The Settling Parties believe that the Corporate

Governance Policies have benefited and will continue to benefit NPS and Current NPS Stockholders.

V.            PLAINTIFFS’ COUNSEL’S FEES AND REIMBURSEMENT OF EXPENSES

After negotiating the terms of the Settlement, Defendants and Plaintiffs negotiated the attorneys’ fees to be paid to Plaintiffs’ Counsel.  The Insurers have agreed to pay Plaintiffs’ Counsel $1,000,000 for their fees and expenses as a result of their prosecution and settlement of Actions (the “Fee Award”), subject to Court approval.  The Fee Award is meant to compensate Plaintiffs’ Counsel for prosecuting the Actions on a contingent basis, and to date, they have not been paid any fee, nor have they been reimbursed for their out-of-pocket expenses.

VI.           RIGHT TO APPEAR AND OBJECT

Any Current NPS Stockholder may, but is not required to, appear at the Final Settlement Hearing and be heard as to whether the proposed Settlement should be approved, the Actions dismissed with prejudice, and the Fee Award approved; provided, however, that, except for good cause shown as determined by the Court, no Person other than Plaintiffs’ Counsel and Defendants’ Counsel in the Actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any Person shall be considered by the Court, unless (i) a written notice of intention to appear, containing such Person’s name, legal address, and telephone number; (ii) proof of ownership of NPS stock, including the date(s) such Person acquired his, her or its NPS shares, and a statement as to whether the Person will own NPS common stock as of the date of the Final Settlement Hearing; and (iii) a detailed statement of such Person’s objections to any matters before the Court, including copies of any papers such Person intends the Court to consider, and the names of any witness(es) the Person plans to call to testify at the Final Settlement Hearing, along with the subject(s) of their testimony, shall be filed by such Person with the Clerk of Court, NOT LATER THAN April 29, 2009, and, on or before the date of such filing with the Court, copies of such filings shall be served, by hand or by overnight mail, on the following counsel of record:

Barroway Topaz Kessler Meltzer & Check, LLP Attn: Robin Winchester, Esq. 280 King of Prussia Road Radnor, PA 19087 Counsel for Derivative Plaintiffs in the Federal Action

Latham & Watkins LLP

Attn: Paul H. Dawes, Esq.

140 Scott Drive

Menlo Park, CA 94063

Counsel for NPS and and Individual Defendants Peter G. Tombros, N. Anthony Coles, Morgan R. Brown, Juergen Lasowski, Gerald J. Michel, Edward F. Nemeth, Alan M. Rauch, Alan L. Mueller, David L. Clark, Thomas B. Marriott, Robert K. Merrell, James U. Jensen, Michael W. Bonney, Santo J. Costa, James G. Groninger, Hunter Jackson, Joseph “Skip” Klein III, Donald E. Kuhla, Rachel R. Selisker, Calvin R. Stiller, John Evans and Thomas Parks

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current NPS Stockholders who have no objection to the Settlement or the Fee Award do not need to appear at the Final Settlement Hearing or take any other action.  If you are a Current NPS Stockholder, you will be bound by the final order and judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in these Actions.

If the Settlement is not approved, the Actions will continue to be prepared for trial or other judicial resolution, and the Stipulation and Settlement shall become null and void and of no further force or effect.

VII.         FINAL JUDGMENT APPROVING THE SETTLEMENT AND DISMISSAL OF THE ACTIONS

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of NPS and Current NPS Stockholders, the Parties will ask the Court to enter a Final Judgment Approving Settlement And Order of Dismissal, which will, among other things:

1.             Approve the Settlement as fair, reasonable and adequate, and direct the consummation and performance of the terms of the Stipulation;

2.             Provide that Plaintiffs and all Current NPS Stockholders shall be deemed to have released any and all Released Claims (as defined in the Stipulation) in accordance with the terms of the Stipulation and the Judgment and shall be forever barred from commencing or prosecuting any action or proceeding against the Defendants asserting any or all Released Claims;

3.             Dismiss the Actions “with prejudice” and without costs to any Party except as expressly provided in the Stipulation;

4.             Provide that the Judgment has become Final (as defined in the Stipulation), such that Plaintiffs and all Current NPS Stockholders, or any of them, their successors, heirs and assigns are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against any or all of the Defendants, which have been or could have been asserted, or which arise out of or relate in any way to the Action or are otherwise addressed in the release; and

5.             Reserve jurisdiction over consummation, performance, enforcement and administration of the Settlement.

In the event the Settlement is not approved, or such approval does not become Final, then the Settlement shall be of no further force and effect, and each Party then shall be returned to his, her or its respective position prior to the Settlement without prejudice and as if the Settlement had not been entered into.

VIII.        NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of NPS common stock for the benefit of others are directed to send this Notice promptly to all of their respective beneficial owners.  If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to counsel for Plaintiffs in the Federal Action: Robin Winchester, Esq., Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, telephone:  (610) 667-7706.

IX.           SCOPE OF THIS NOTICE

The foregoing description of the Actions, the Final Settlement Hearing, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive.  Current NPS Stockholders are referred to the Stipulation and documents publicly filed with the Court in the Actions, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the offices of the: Clerk of Court, Frank E. Moss U.S. Courthouse, 350 South Main Street, Salt Lake City, UT 84101; and Clerk of Court, Salt Lake City District Court, 450 South State, Salt Lake City, UT 84114.

X.            FURTHER INFORMATION

Any questions you have about the matters in this Notice should be directed by telephone or in writing to counsel for Plaintiffs in the Federal Action: Robin Winchester, Esq., Barroway

Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, telephone:  (610) 667-7706.

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE.